UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, 8th Floor, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2021, Rennova Health, Inc. (the “Company”) entered into the Securities Purchase Agreement, dated as of October 28, 2021 (the “Purchase Agreement”), among the Company and certain existing institutional investors of the Company. The Purchase Agreement provides for the issuance of up to 4,400 shares of Series O Convertible Redeemable Preferred Stock (the “Series O Preferred Stock”) at two closings of 2,200 shares each. If all such shares of Series O Preferred Stock are issued, the Company will receive proceeds of $4,000,000.

The first closing will occur on October 28, 2021. The Company will issue 2,200 shares of Series O Preferred Stock and receive proceeds of $2,000,000. The second closing is expected to occur on or before December 1, 2021. The subsequent closing depends upon the Company’s satisfaction of certain conditions. There can be no assurance that the Company will satisfy all or any of these conditions or that the additional closing will take place. In addition, the Purchase Agreement restricts the Company’s use of any proceeds of the issuances of the Series O Preferred Stock, including to payroll and legal and accounting expenses.

The shares of Series O Preferred Stock will be issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

The terms of the Series O Preferred Stock were set forth in the Company’s Current Report on Form 8-K filed on May 11, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference to the Purchase Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

As a result of conversions of shares of the Company’s preferred stock, the Company currently has 10,000,000,000 shares of common stock issued and outstanding. The Company, therefore, has issued all of its authorized common stock. It cannot issue additional shares of common stock until it amends its Certificate of Incorporation to increase its authorized common stock. As previously announced in its Information Statement, dated October 7, 2021, the Company expects to file such an amendment to increase its authorized common stock to 50,000,000,000 shares on or about November 5, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Securities Purchase Agreement, dated as of October 28, 2021, among Rennova Health, Inc. and the investors signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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